Exhibit 99.4

TRADITIONS BANCORP, INC. VOTE

Your vote matters – here's how to vote!

You may vote online or by phone in addition to by mail.

Votes submitted electronically must be received by December 16, 2024 at 2:00 P.M., local time.

Online
Go to **www.investorvote.com/TRBK** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TRBK

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

The undersigned hereby constitutes and appoints Bonnie L. Gyenes & Linda Senft, and each or any of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Traditions Bancorp, Inc. that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at Traditions Center, 226 Pauline Drive, York, PA 17402, on Wednesday, December 18, 2024 at 2:00 p.m., Eastern Time and at any adjournment or postponement of the meeting as follows:

	For	Against	Abstain
1. **APPROVAL OF THE MERGER PROPOSAL.** To approve and adopt the Agreement and Plan of Reorganization, dated as of July 23, 2024, by and among ACNB Corporation, ACNB South Acquisition Subsidiary, LLC, ACNB Bank, Traditions Bancorp, Inc. and Traditions Bank which provides, among other things, for the merger of Traditions with and into ACNB South Acquisition Subsidiary, LLC, and the conversion of each share of Traditions common stock immediately outstanding prior to the merger into 0.7300 of a share of ACNB common stock, all as described in the accompanying documents, and the transactions in connection therewith.	☐	☐	☐
2. **APPROVAL OF THE ADJOURNMENT PROPOSAL.** To consider and vote upon a proposal to adjourn or postpone the special meeting of shareholders, if more time is needed, to allow Traditions to solicit additional votes in favor of the reorganization agreement.	☐	☐	☐

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

04211C

Traditions Bancorp, Inc. Notice of Special Meeting of Shareholders Proxy Solicited by Board of Directors for the Special Meeting — December 18, 2024 This Proxy, when properly signed and dated, will be voted in the manner specified. If no specification is made, this Proxy will be voted FOR Proposals 1 and 2, and in accordance with the recommendation of management of the Company on such other matters that may properly come before the meeting. This Proxy must be dated, signed by the shareholder and returned promptly to Computershare, Inc. in the enclosed envelope. (Items to be voted on appear on reverse side) q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + Change of Address — Please print new address below. Comments — Please print your comments below. + Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: https://www.edocumentview.com/TRBK The Special Meeting of Shareholders of Traditions Bancorp, Inc. will be held on Wednesday, December 18, 2024 at 2:00 P.M. Eastern Time at Traditions Center, 226 Pauline Drive, York, PA 17402